SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2003

ECOLAB INC
(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code:  651-293-2233

(Not applicable)

(Former name or former address, if changed from last report.)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated January 23, 2003.

Item 9.  Regulation FD Disclosure.

On January 23, 2003, Ecolab Inc. (“Ecolab”) announced preliminary results, which are expected to exceed its previously announced range, for the fourth quarter and full year period ended December 31, 2002.  Diluted net income per share for the fourth quarter and full year are expected to be $0.39 and $1.60 ($0.45 and $1.84 on a pro forma diluted earnings per share basis), respectively.

In addition, Ecolab said diluted net income per share estimates of $2.05 for the full year 2003 appear achievable.

A copy of the News Release issued by Ecolab in connection with this Item 9 is attached as Exhibit (99) and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date:       January 23, 2003

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated January 23, 2003.	Filed herewith electronically.